1. Name and Address of Reporting Person

C. R. Katzfey
Modine Manufacturing Company
1500 DeKoven Avenue
Racine, WI 53403

2. Issuer Name and Ticker or Trading Symbol
Modine Manufacturing Company - MODI

4. Statement for Month/Day/Year
1/06/03

Form 4 (continued) TABLE I, Non-Derivative Securities Acquired, Disposed of, or Beneficially Owned

Explanation of Responses Continued:

(4) The reported securities of 158.4360 shares were acquired between June and December 2002 at various prices pursuant to a dividend reinvestment plan available to all Modine Manufacturing Company's shareholders.
(5) Includes 8,249.7865 shares owned thru the ESOP.
(6) Includes 716.7839 Units owned thru the Modine 401(k) Retirement Plan. Each Unit consists of Modine common stock and cash components.
(7) Includes 1,114.8739 Units owned thru the Modine Deferred Compensation Plan. Each Unit consists of Modine common stock and cash components.
(8) Includes 3,048.4010 shares owned thru the dividend reinvestment plan available to all Modine Manufacturing Company shareholders.

 s/C. R. Katzfey          January 8, 2003
 Signature of Reporting Person Date